      As filed with the Securities and Exchange Commission on September 15, 1995
                                                   Registration No. 33-
===============================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                             ---------------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                              ---------------------------

                                 NEVADA POWER COMPANY
                    (Exact name of issuer as specified in its charter)

                                        NEVADA
              (State or other jurisdiction of incorporation or organization)

                                      88-0045330
                         (I.R.S. Employer Identification No.)

     6226 West Sahara Avenue, Las Vegas, Nevada 89102, Telephone (702)367-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Charles A. Lenzie, Chairman of the Board, Nevada Power Company
              P. O. Box 230, Las Vegas, Nevada 89151, Telephone (702)367-5000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

            Approximate date of commencement of proposed sale to the public:
           From time to time after the Registration Statement becomes effective.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                           ----

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                            ------
                                   Copies to:
                              GLEN E. STEPHENS, Esq.
                              Best, Best & Krieger
                                 P.O. Box 1028
                            Riverside, California 92502

                          CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed
                                          Maximum       Proposed
Title of Each                             Offering      Maximum
Class of                Amount            Price         Aggregate   Amount of
Securities to           to be             Per           Offering    Registration
be Registered           Registered        Per Unit(1)   Price       Fee
--------------------------------------------------------------------------------
Common Stock, par value
$1 per share............4,000,000 shares  $20.75        $83,000,000  $28,620.69
================================================================================
       (1)Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock reported on the Consolidated Tape on September 12, 1995.
                          ---------------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        Pursuant  to  Rule  429, the Prospectus  filed  herewith  also
relates  to  Registration  Statement  No.  33-55049  filed  with   the
Commission by the Nevada Power Company on August 12, 1994.
================================================================================

PROSPECTUS
----------

                         NEVADA POWER COMPANY

              STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
         4,340,129 SHARES OF COMMON STOCK, PAR VALUE $1 PER SHARE



                         ---------------------

      Participation in the Stock Purchase and Dividend Reinvestment Plan (the "Plan") of Nevada Power Company (the "Company") is made available as set forth herein. The Plan provides shareholders of the Company's Common and Cumulative Preferred Stocks with a means of reinvesting cash dividends in shares of the Company's Common Stock. All shareholders, as well as customers and employees of the Company, may also utilize the Plan to purchase shares of the Company's Common Stock through optional cash payments, without payment of any brokerage commission or service charge.

      Pursuant to the provisions of the Plan, shares of Common Stock may be purchased directly from the Company or, at the discretion of the Company, may be purchased in whole or in part on the open market. Shares of Common Stock purchased directly from the Company will be issued at the closing price of the Company's Common Stock on the Consolidated Tape (New York Stock Exchange Composite Transactions) on the investment date. Shares of Common Stock purchased on the open market will be purchased at the average cost of such shares. Brokerage commissions incurred with the purchase of such shares will be borne by the Company.

      10,800,000 shares of the Company's Common Stock have been heretofore registered under the Plan, of which 10,459,871 shares had been sold as of September 1, 1995. This Prospectus relates to 340,129 shares of the Company's authorized and unissued shares of common stock heretofore registered under the Plan and to an additional 4,000,000 shares of the Company's authorized and unissued shares of Common Stock to be sold under the Plan.

      It is suggested that this Prospectus be retained for future reference.


                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURTIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is October _, 1995.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all of the information set forth in the Company's registration statement and exhibits thereto filed with the Commission of which this Prospectus is part and to which reference is hereby made. Copies of such registration statement and exhibits may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission.

      The Company's outstanding Common Stock is listed on the New York Stock Exchange (Symbol: "NVP") and the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company may be inspected at the offices of such Exchanges.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates herein by reference the following documents on file with the Commission:

     (a) the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1994, File No. 1-4698 1994; and

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, File No. 1-4698 1995.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing thereof (such documents and the documents enumerated above, being hereafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Prospectus.

      The Company will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Requests should be directed by mail to: Shareholder Services Department, Nevada Power Company, P.O. Box 98669, Las Vegas, Nevada 89193-8669, or by telephone, 1 (800) 344-9239.

                                   THE COMPANY

     The Company, incorporated under the laws of Nevada in 1929, is an operating public utility engaged in the electric utility business in the City of Las Vegas and vicinity in Southern Nevada. The principal executive offices of the Company are located at 6226 West Sahara Avenue, Las Vegas, Nevada 89102. The telephone number is (702) 367-5000.

                              NEVADA POWER COMPANY
                  STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

1.    PURPOSE

      The purpose of the Stock Purchase and Dividend Reinvestment Plan is to provide participants in the Plan (a "Participant") with a simple and convenient method of purchasing shares of the Company's Common Stock ("Shares") WITHOUT PAYMENT OF ANY BROKERAGE COMMISSION OR SERVICE CHARGE.

2.    PLAN ADMINISTRATION

      The Company will act as agent and administer the Plan on behalf of Participants. The Company will maintain records, send statements of account to Participants and perform other duties relating to the Plan. Shares purchased under the Plan will be held by the Company as custodian for the Participants and are registered in the name of the Company as custodian or its nominee. The Company also serves as transfer agent for the Stock. For Plan information, questions or transactions, contact:

                    Nevada Power Company
                    Shareholder Services Department
                    P.O. Box 98669
                    Las Vegas, NV  89193-8669

                    1-800-344-9239  (8:00 am - 5:00 pm PST)

3.    ELIGIBLE PARTICIPANTS

     The following are all eligible to participate in the Plan:

      1) ALL SHAREHOLDERS OF RECORD OF THE COMPANY'S COMMON OR PREFERRED STOCK (A "SHAREHOLDER OF RECORD"). A Shareholder of Record is one whose Company's preferred or common stock ("Company Stock") certificates are registered in the shareholder's name.

      2) CUSTOMERS OF THE COMPANY (A "CUSTOMER"). A Customer is any person, partnership, firm, corporation, organization, agency or other entity currently being billed, directly or indirectly, for electric services provided by the Company.

      3)   EMPLOYEES OF THE COMPANY (AN "EMPLOYEE").

      4) ANY OWNER OF SHARES OF COMPANY STOCK WHOSE SHARES ARE REGISTERED IN NAMES OTHER THAN THEIR OWN (E.G. STREET NAME, BROKER OR BANK NOMINEE) (AN "OTHER SHAREHOLDER").

       Enrollment and participation in the Plan depends upon a Participant's status as a Shareholder of Record, a Customer, an Employee or an Other Shareholder. (See Section 4, "Enrollment and Participation"). If at any time a Participant no longer qualifies as a Customer or an Employee, but is a shareholder of Company Stock, participation may be continued as a shareholder.

4.    ENROLLMENT AND PARTICIPATION

      A.  SHAREHOLDER OF RECORD

      A Shareholder of Record may enroll in the Plan by completing a Shareholder Enrollment Form and returning it to the Company. The minimum cash investment is $25 per investment; the maximum investment is $25,000 per calendar quarter.

      B.  CUSTOMER

      A Customer may enroll in the Plan by completing an Enrollment Form and returning it to the Company together with an initial cash investment of at least $25. The maximum investment is $25,000 per calendar quarter.

      C.  EMPLOYEE

      An Employee may enroll in the Plan by completing an Enrollment Form and returning it to the Company together with an initial cash investment form or a Payroll Deduction Authorization Form. The minimum cash investment is $25 per investment; the maximum investment is $25,000 per calendar quarter.

      D.  OTHER SHAREHOLDERS

      Other Shareholders may become Participants by contacting the Company at 1-800-344-9239 for enrollment information and by furnishing proof of current ownership. The minimum cash investment is $25 per investment; the maximum investment is $25,000 per calendar quarter.

5.    ENROLLMENT FORMS

      A. SHAREHOLDER ENROLLMENT FORM. Shareholders of Record must complete a Shareholder Enrollment Form to participate in the Plan. Shareholder Enrollment Forms can be obtained from the Company. In order for the Company to act upon a Shareholder Enrollment Form prior to the payment of the next declared dividend, it must receive the form at least fifteen days prior to the date upon which such dividend is paid.

      The Shareholder Enrollment Form allows a Participant to enroll in the Plan and to:

          (1) Reinvest all dividends; or,

          (2) Receive cash dividends on all Shares held on account  by
the   Company   (partial  reinvestment  is  allowed  only   on   stock
certificates); or,

          (3) Receive cash dividends on stock that has been issued in certificate form (not held by the Company). A Participant may also indicate that cash dividends are to be paid on a specified number of Shares

- to be indicated by the Participant on the enrollment form. Dividends will be reinvested on the remaining Shares.

      B.   THE  ENROLLMENT  FORM.   Customers,  Employees   and   Other
Shareholders  must complete an Enrollment Form to participate  in  the
Plan.   Enrollment  Forms  can  be obtained  from  the  Company.   The
Enrollment Form directs the Company to purchase Shares for the Customer, Employee or Other Shareholder which shall be held in the Plan.

6.    OPTIONAL CASH PAYMENTS

      Cash payments to acquire Shares under the Plan may be made by any Participant. The amount of such payments by a Participant is limited to a minimum of $25 per each investment and a maximum of $25,000 per
calendar  quarter.   Optional cash payments may  be  made  by  sending
either a check or money order payable to the Company. Each payment must be accompanied by a cash payment form furnished by the Company. A cash payment form will accompany each periodic statement of a Participant's account. Additional cash payment forms may be obtained upon request from the Shareholder Services Department.

      OPTIONAL CASH PAYMENTS MUST NOT BE INCLUDED WITH PAYMENTS FOR UTILITY SERVICE BILLINGS.

      A Shareholder Enrollment Form or an Enrollment Form which is received by the Company will be effective for cash payments on the next investment date and all following investment dates until the Participant withdraws from the Plan, as discussed below, or until a new enrollment form is submitted. The investment dates for cash payments are the 1st business day of each month and the 15th of each month (each an "Investment Date"). If the 15th of the month is not a business day, the investment date will be the previous business day. Cash investments must be received by the Shareholder Services Department no later than 5:00 pm on the day prior to the Investment Date. Any cash payment received from a Participant on or after an investment date will be held interest free until the next investment date, and then will be used to purchase new Shares on that investment date. A Participant who has made a cash payment that is held by the Company pending investment may obtain its return by making a written request. This request must be received by the Company by the last business day prior to the day on which the investment would occur. A Participant is not required to send in the same amount of cash each month or to make a cash payment every month. Since the market price of the Shares to be purchased with cash payments is not determined until the investment date, Participants may not specify the exact number of Shares to be purchased with such payments.
      Shares purchased through cash payments under the Plan on or before any record date for the payment of dividends will be entitled to the dividends to which such record date relates.

7.    SHARE PURCHASES AND DIVIDEND REINVESTMENT

      All funds held under the Plan whether from reinvested dividends or optional cash payments will be used to purchase Shares based upon the purchase price as set forth below. Each Participant's account will be credited with that number of Shares, including fractions computed to three decimal places. At the discretion of the Company, Shares may be purchased directly from the Company or may be purchased on the open market. The investment date for reinvested dividends is the payment date declared for the Stock. Historically, Common Stock dividends have been paid on the first business day of February, May, August and November. Preferred Stock dividends have historically been paid on the first business day of January, April, July and October.

8.    PURCHASE PRICE OF SHARES

      A. PURCHASED FROM THE COMPANY

      The price of Shares purchased from the Company on an investment date will be the closing price for such Shares on the Consolidated Tape (New York Stock Exchange Composite Transactions) on that date, or the next preceding day on which the Exchange is open for trading if it is closed on the investment date. If there were no reported sales of Shares on the Exchange on that date, then the price of Shares will be the closing price for such Shares on the Exchange on the last prior day on which any such sales were reported. THERE IS NO BROKERAGE
COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF SHARES FROM THE COMPANY UNDER THE PLAN.

      B. PURCHASED ON THE OPEN MARKET

      The price of Shares purchased on the open market under the Plan will be the average cost of such Shares incurred in connection with the purchase of such Shares from the day of the last investment date through the business day prior to the next investment date ("Investment Period"). The price per Share will be determined by averaging the cost of all Shares purchased during the applicable Investment Period plus any Shares remaining from the prior investment period. BROKERAGE COMMISSIONS INCURRED WITH THE PURCHASE OF SUCH SHARES WILL BE BORNE BY THE COMPANY.

9.    SAFEKEEPING

      The Company offers a safekeeping program through the Plan which provides Participants with the option of having the Company hold the Participant's stock certificates for Shares in their Plan account. Participants may elect to use the safekeeping program by sending their stock certificates for Shares to the Company along with a written request for the Company to hold such stock certificates in safekeeping. All Particpants listed on the particular account for which safekeeping of stock certificates is requested must sign the request. For additional information, contact the Shareholder Services Department by telephone at 1 (800) 344-9239.

10.   PARTICIPANT REPORTS

      On or before December 31, each participant will be sent a year-end account statement which will show the date and price of each purchase or sale made on a Participant's behalf during the calendar year. For tax and other purposes, a Participant should permanently retain year-end account statements.

      The Company will periodically send account statements provided there has been activity or transactions pertaining to the participant's account. The top portion of the periodic or year-end statement should be sent to the Company with any additional cash investments. It also can be used to change an address or to withdraw
Plan Shares.   (See  Section  11, "Withdrawals").

      In addition, each Participant will receive copies of the same communications sent to every other shareholder of Shares of Common Stock, including the Company's annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends earned.

11.   WITHDRAWALS

      A request for withdrawal form is included on the back of the periodic or year-end Plan statement of account which can be used by Participants to either (1) withdraw all or a portion of the Participant's Shares from the Plan while remaining a Participant or
(2) withdraw from the Plan altogether. Requests to either withdraw Shares from the Plan or withdraw from the Plan must be submitted to the Company in writing and signed by all Participants listed on the particular account for which a withdrawal is requested. Withdrawal requests must be received by the Company before noon the day prior to each withdrawal processing date. Participants should contact the Shareholder Services Department at 1 (800) 344-9239 for the next scheduled withdrawal processing date. Withdrawal processing may be delayed during the dividend processing periods. This is a 13-15 business day period which begins two business days prior to the record date. The record date is the date on which a participant must be registered as the owner of Shares to be entitled to receive a dividend. Any request for withdrawal may be rescinded if written notification is received by the Company in time to allow a reasonable opportunity to act upon it.

      A.  WITHDRAWING  SHARES  FROM  THE  PLAN  (WHILE  REMAINING   A
PARTICIPANT).

      Participants may withdraw Shares from the Plan and remain Participants in the Plan in one of two ways. A Participant may submit a written request to withdraw whole Shares from the Plan at any time by either (1) having such Shares delivered to the Participant in Certificate form or (2) by requesting the Company to sell the Participant's Shares. All Share withdrawals from the Plan will be processed on dates determined by the Company, within the first ten business days of each month.

    (1) STOCK CERTIFICATE REQUESTS

     A Participant may request a stock certificate be delivered to him or her for any number of whole Shares held in the Participant's Plan account. THIS REQUEST MUST BE MADE IN WRITING AND BE SIGNED BY ALL PARTICIPANTS LISTED ON THE ACCOUNT. Unless directed in writing, dividends will continue to be paid as originally noted on the enrollment form. Certificates will be issued in the Participant's name as it appears on the Participant's Plan account.

     (2) REQUEST TO SELL PARTICIPANT'S SHARES

      A Participant may request that the Company sell any number of whole and/or fractional Shares held in the Participant's Plan account. THE REQUEST MUST BE MADE IN WRITING AND BE SIGNED BY ALL PARTICIPANTS LISTED ON THE ACCOUNT. Sale of the Shares will be conducted through an independent fiduciary institution designated by the Company. A Participant's request to sell Plan Shares will be combined with other Participants' requests and will be sold on the New York Stock Exchange. The sale price of all of the Shares sold for Participants at such time will be the average of the prices at which all the Shares are sold. Proceeds from the sale, LESS BROKERAGE FEES AND TRANSFER TAXES, will be forwarded to the Participant. The price of the Shares may go down as well as up between the date a request to sell is received and the date upon which the shares are sold. Withdrawals of this type will be scheduled for processing on dates determined by the Company, within the first ten business days of each month.

      B. PARTICIPANT WITHDRAWAL FROM PLAN (CLOSE ACCOUNT).

      A Participant may withdraw from the Plan and close the Participant's Plan account with the Company by submitting a withdrawal form to the Company. Upon withdrawal from the Plan, a Participant may request to either (1) receive a Stock Certificate for all of the Participant's Shares held in the Plan and a check for the fractional Share sold or (2) request the Company to sell all Shares held in the Participant's Plan account.

     (1) STOCK CERTIFICATE REQUESTS

      A withdrawing Participant may, in connection with closing a Plan account, request a stock certificate for all whole Shares and a check for fractional Shares held in the Participant's Plan account. THE REQUEST MUST BE MADE IN WRITING AND BE SIGNED BY ALL PARTICIPANTS LISTED ON THE ACCOUNT. The certificate and check for fractional Shares will be issued in the Participant's name as it appears on the Participant's Plan account. Such withdrawals will be scheduled for processing on dates determined by the Company, within the first ten business days of each month.

      Participation in the Dividend Reinvestment and Stock Purchase Plan will stop and cash dividends will be paid beginning with the next declared dividend. If a Participant wishes to re-enroll in the Stock Purchase Plan the Participant must contact the Company for a Shareholder Enrollment Form or Enrollment Form.

     (2) REQUEST TO SELL PARTICIPANT'S SHARES

      A withdrawing Participant may request that all whole and/or fractional Shares be sold in connection with closing the Participant's Plan account. THE REQUEST MUST BE MADE IN WRITING AND BE SIGNED BY ALL PARTICIPANTS LISTED ON THE ACCOUNT. Sale of the Shares will be conducted through an independent fiduciary institution designated by the Company. A Participant's request to sell Plan Shares will be combined with other Participants' requests and will be sold on the New York Stock Exchange. The sale price of the Shares sold for Participants will be the average of the prices at which all the Shares are sold. Proceeds from the sale, LESS BROKERAGE FEES AND TRANSFER TAXES, will be forwarded to the Participant. Withdrawals will be scheduled for processing on dates determined by the Company, within the first ten business days of each month.

      Participants should realize that the price of the Shares may go up or down between the date a request to sell is received and the date upon which the Shares are sold.

      If a Participant sells or transfers all certificates for Shares of the Company's Common or Preferred Stock registered in the Participant's name, the Company will continue to pay or to reinvest dividends from Shares held in the Participant's account under the Plan as originally noted on the enrollment form unless directed to do otherwise in writing. THIS REQUEST MUST BE MADE IN WRITING AND BE SIGNED BY ALL PARTICIPANTS LISTED ON THE ACCOUNT.

12.   RIGHTS OFFERING, STOCK DIVIDENDS OR STOCK SPLITS

      Holders of the Company's Common Stock, including Participants holding Shares under the Plan, have no preemptive rights to purchase or subscription rights to securities of the Company. However, in the event of a rights offering by the Company, rights certificates to be issued to a Participant will be based upon the Participant's total Share holding in the Company, including Shares credited to the Participant's account under the Plan, provided, however, that rights based upon a fraction of a Share held in the Participant's account will be sold for the Participant's account and the proceeds invested as a cash payment on the next common stock dividend payment date. Any stock dividends or split shares distributed by the Company on Shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares distributed on stock certificates registered in the name of the Participant will be mailed directly to the Participant.

13.   VOTING RIGHTS

      If on the record date for a meeting of stockholders there are Shares credited to the account of a Participant, the Participant will be sent the proxy material furnished to all holders of the Company's Common Stock for said meeting. If the Participant signs and returns an executed proxy, it will be voted with respect to all whole and fractional Shares credited to the account of the Participant. In the alternative, a Participant may vote all of his or her Shares in person if the Participant attends the meeting.

14.   LIABILITY

      The Company, in administering the Plan, shall not be liable for any act or omission to act taken in good faith, including without limitation any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt in writing of notice of such death.

15.   TERMINATION

      The Company reserves the right to modify, suspend or terminate the Plan at any time.

16.   NONASSIGNABILITY

      The interest of a Participant in the Plan may not be hypothecated or assigned, either voluntarily or by operation of law.

17.   COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

      The Company's obligation to offer, issue or sell Shares shall be subject (a) to the Company's obtaining any necessary approval, authorization and consent from any regulatory authority having jurisdiction, and from any stock exchange on which the Company's Common Stock may then be listed, and (b) to the condition that at the time of offer, issuance or sale the price at which such Shares are being offered, issued or sold shall be at least equal to the then par value of the stock being offered, issued or sold.

     OTHER MATTERS PERTAINING TO PARTICIPATION IN THE PLAN

      A Participant's interest in the Plan may be affected by certain federal tax considerations and by the Company's Rights Agreement all as described below.

FEDERAL TAX CONSIDERATIONS

      Each Participant will be treated for federal income tax purposes as having received on the dividend payment date a distribution equal to the full fair market value of the Shares purchased, even though cash which otherwise would have been received as a dividend is instead applied to the purchase of additional Shares for his or her account.

      Each Participant will not realize any taxable income when the Participant receives certificates for whole Shares credited to the Participant's account under the Plan. However, such Participants who receive a cash adjustment for a fraction of a Share previously credited to the Participant's account will realize a long or short-term capital gain or loss with respect to such fraction. A long or short-term capital gain or loss also will be realized by the Participant after withdrawal from the Plan through a sale of stock credited to the Participant's account under the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for the Participant's Shares or fraction of a Share and the tax basis thereof. In order to determine the tax basis for Shares or any fraction of a Share credited to a Participant's account under the Plan and for other tax consequences, the Participant is advised to consult with the Participant's tax advisors.

       The Company offers the foregoing discussion for general information only. Participants are advised to consult with their own tax advisors for complete and detailed information relating to their specific situations. The statements of account sent to Participants should be retained for this purpose.

COMPANY'S RIGHTS AGREEMENT

      Pursuant to a Rights Agreement dated as of October 15, 1990 (the "Rights Agreement"), each outstanding share of the Company's Common Stock as of the date of this Prospectus is attached to and trades together with one Right, and, upon issuance, each Share acquired by a Participant under the Plan will also be attached to and trade together with one Right. The Rights are designed to assure that all shareholders receive fair and equal treatment in any takeover of the Company and to protect shareholders from partial tender offers and other abusive takeover tactics to gain control of the Company without payment of a fair price to shareholders. A summary of the Rights and a copy of the Rights Agreement may be obtained upon request to: Nevada Power Company, P.O. Box 98669, Las Vegas, Nevada 89193-8669, Attn.:
Shareholder Services Department.

                             USE OF PROCEEDS

      The net proceeds from the sale of the Common Stock, par value $1 per share, offered pursuant to the Plan may be used in connection with the Company's construction program or added to working capital.

                             LEGAL OPINIONS

      The  validity of the Common Stock will be passed  upon  for  the
Company  by  Mr.  Richard L. Hinckley, Vice President,  Secretary  and
General Counsel for the Company, and by Best, Best & Krieger, 3750 University Avenue, Riverside, California. For the purposes of their opinion, Messrs. Best, Best & Krieger, may rely on the opinion of Mr. Hinckley as to matters governed by the law of the State of Nevada.

                             EXPERTS

      The financial statements and financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS GUIDE            Section              Nevada Power Company

What is the purpose of
 the Plan?                     1

Who do I contact for
 information?                  2

Who is eligible to
 participate?                  3

How do I enroll in the
 Plan?                         4

How do I invest?               6

How much can I invest?         6                    4,340,129 Shares
                                                      Common Stock
What are the investment dates? 6                     ($1.00 par value)

How many shares will I get?    7

Who pays brokerage commissions
 on purchases?                 8

What is the price of the stock
 I purchase?                   8
                                                      Prospectus
Will I be sent a statement?   10

How do I sell shares held
 in the Plan?                 11

How do I get my stock
 certificates?                11

How do I close my account?    11
                                                   STOCK PURCHASE
How do I get cash dividends?  11                         AND
                                                DIVIDEND REINVESTMENT
                                                        PLAN

This table is to assist you in
finding answers to questions
commonly asked about the Plan.
Prospective investors should
read the entire Prospectus
carefully.

                                                    October _, 1995

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission registration fee ............$28,621
     New York Stock Exchange listing fee ..............................1,500
     Pacific Stock Exchange listing fee ..............................10,000
     Printing, engraving and postage expenses ........................14,000
     Legal fees .......................................................3,000
     Accounting fees ..................................................3,500
     Miscellaneous ....................................................1,000
                                                                     -------
          Total .....................................................$61,621
                                                                     =======

ITEM 16. LIST OF EXHIBITS.

  (1) 4.1  Restated Articles of Incorporation, filed June 10, 1988.
  (2) 4.2  Amendment to Restated Articles of Incorporation, filed May 23, 1989.
  (3) 4.3  Amendment to Restated Articles of Incorporation, filed June 8, 1992.
  (4) 4.4  Restated Bylaws, as amended January 14, 1993.
  (5) 4.5 Rights Agreement dated as of October 15, 1990 between Manufacturers Hanover Trust Co. and the Company.
      5.1  Opinion of Best, Best & Krieger.
     23.1 Consent of Richard L. Hinckley (included in Part II of this Registration Statement).
     23.2 Consent of Best, Best & Krieger (included in Part II of this Registration Statement).
     23.3 Consent of Deloitte & Touche LLP (included in Part II of this Registration Statement).
----------------
NOTE:      Where the number of an Exhibit is preceded by a  number  in parenthesis, such exhibit is not physically filed herewith but rather is incorporated in this Registration Statement and made a part hereof by reference to the described and designated Exhibit in the applicable filing of which such Exhibit physically was a part, which filing is designated by such number in the following table.

                        Symbol          Form         File No.
                        ------          ----         --------
                         (1)            10-K         1-4698   1988
                         (2)            S- 8        33-32372
                         (3)            S- 3        33-55698
                         (4)            S- 3        33-61608
                         (5)            8- A         1-4698   1990


                       INDEMNIFICATION OF OFFICERS AND DIRECTORS

      As permitted by Section 78.037 of the Nevada General Corporation Law, the Company has included in its Restated Articles of Incorporation a provision which states that a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation of liability is prohibited by Nevada General Corporation Law as the same exists or may hereafter be amended. Section 78.037 currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (h) the payment of dividends in violation of the Nevada General Corporation Law.

      As permitted by Section 78.751 of the Nevada General Corporation Law, Article VIII of the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

      As permitted by the Nevada General Corporation Law and Article VIII of the Company's Bylaws, the Company has entered into indemnity agreements with its directors and officers that provide for indemnification of such individuals to the fullest extent permitted under Nevada law, and the Company maintains director's and officer's liability insurance for its directors and officers against certain liabilities.

      Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        UNDERTAKINGS

      The Company hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the Common Stock offered herein, and the offering of the Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

The Company further undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by section 10(a)(3)
of the Securities   Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas and State of Nevada on the 15th day of September 1995.

              NEVADA POWER COMPANY



              By            CHARLES A. LENZIE
              ----------------------------------------------
              (Charles A. Lenzie, Chairman of the Board and
                         Chief Executive Officer)


                               POWER OF ATTORNEY

      Know All Men By These Presents, that each individual whose signature appears below constitutes and appoints Charles A. Lenzie and Steven W. Rigazio, and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:




(1)         PRINCIPAL EXECUTIVE OFFICER

                                     Chairman of the Board
              CHARLES A. LENZIE      and Chief Executive      September 15, 1995
             ----------------------  Officer
             (Charles A. Lenzie)


(2)         PRINCIPAL FINANCIAL AND
            PRINCIPAL ACCOUNTING OFFICER

                                     Vice President, Finance
              STEVEN W. RIGAZIO      and Planning, Treasurer, September 15, 1995
             ----------------------  Chief Financial Officer
             (Steven W. Rigazio)

(3)         DIRECTORS


             MARY LEE COLEMAN        Director                 September 15, 1995
            -----------------------
            (Mary Lee Coleman)


             FRED D. GIBSON, JR.     Director                 September 15, 1995
            -----------------------
            (Fred D. Gibson, Jr.)


                                     Director
            -----------------------
            (John L. Goolsby)

             JERRY E. HERBST         Director                 September 15, 1995
            -----------------------
             (Jerry E. Herbst)


             JOHN F. O'REILLY        Director                 September 15, 1995
            -----------------------
            (John F. O'Reilly)


             CONRAD L. RYAN          Director                 September 15, 1995
            -----------------------
            (Conrad L. Ryan)


              FRANK E. SCOTT         Director                 September 15, 1995
            -----------------------
             (Frank E. Scott)


             A. M. SMITH             Director                 September 15, 1995
            -----------------------
            (A. M. Smith)


             J. A. TIBERTI           Director                 September 15, 1995
            -----------------------
            (J. A. Tiberti)

                                                            Exhibit 23.1


                            CONSENT OF COUNSEL


      I hereby consent to the use of my name as Vice President, Secretary and General Counsel of the Company wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereto.




                                   RICHARD L. HINCKLEY



Las Vegas, Nevada
September 15, 1995

                                                               Exhibit 23.2


                           CONSENT OF COUNSEL


      We hereby consent to all references to our Firm included in or made a part of this Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.




                             BEST, BEST & KRIEGER



Riverside, California
September 15, 1995

                                                            Exhibit 23.3


                       INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Nevada Power Company on Form S-3 of our reports dated February 10, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP


Las Vegas, Nevada
September 14, 1995

                                    EXHIBIT INDEX


Exhibit
-------
 4.1  Restated Articles of Incorporation, filed June 10, 1988.*
 4.2  Amendment to Restated Articles of Incorporation, filed May 23, 1989.*
 4.3  Amendment to Restated Articles of Incorporation, filed June 8, 1992.*
 4.4  Restated Bylaws, as amended January 14, 1993.*
 4.5 Rights Agreement dated as of October 15, 1990 between Manufacturers Hanover Trust Co. and the Company.*
 5.1  Opinion of Best, Best & Krieger.
23.1 Consent of Richard L. Hinckley (included in Part II of this Registration Statement).
23.2 Consent of Best, Best & Krieger (included in Part II of this Registration Statement).
23.3 Consent of Deloitte & Touche LLP (included in Part II of this Registration Statement).
-----------------
*Incorporated by reference.